SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement             / / Confidential, for use of the
                                                Commission only (as permitted
                                                By Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

                            WACHOVIA CORPORATION
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              (Name of Registrant As Specified In Its Charter)

                            SUNTRUST BANKS, INC.
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)       Amount previously paid:

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2)       Form, Schedule or Registration Statement No.

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3)       Filing party:

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4)       Date filed:

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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust Banks, Inc. and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;
(5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

         The following are forms of letters that may be used by SunTrust Banks, Inc. from time to time in its solicitation of shareholders of Wachovia Corporation.

Dear [         ]:

I've been unsuccessful in attempting to reach you over the last several days. My reason for contacting you is to discuss your upcoming vote regarding the proposed First Union-Wachovia merger. There is important information that I want to make you aware of.

Could you please call me at your earliest convenience? My direct number is [PHONE NUMBER]. I look forward to your call.

Sincerely,



Dear [         ]:

I've been unsuccessful in attempting to reach you over the last several days. My reason for contacting you is to discuss your upcoming vote regarding the proposed First Union-Wachovia merger. There is important information that I want to make you aware of.

SunTrust believes that its proposal is superior to First Union's and more closely aligned with the interests of Wachovia's shareholders, customers, employees and communities. In our view, this would mean:

o A simpler and better dividend, with growth every year since the company was founded.

o A stronger currency, with better long-term shareholder returns and a better record of earnings growth.

o Less integration risk, with approximately half the number of branch closings and 3,000 fewer staff reductions than expected under First Union's proposed merger.

This is all spelled out in our proxy materials which, if you have not already done so, you may wish to review. Also, updated information on our merger proposal is available by contacting me directly at [PHONE NUMBER], by visiting our website, www.suntrustwachoviaproposal.com, or calling Innisfree M&A at 1-877-750-9501 (8 a.m. to 6 p.m. Eastern, Monday through Friday).

Thank you for your consideration. Should we ultimately complete a merger with Wachovia, I look forward to welcoming you as a SunTrust shareholder.

Sincerely,



P.S. Don't forget to sign, date and return your BLUE proxy card immediately to vote "AGAINST" the First Union merger.


On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).



 Dear [         ]:

I've been unsuccessful in attempting to reach you over the last several days. My reason for contacting you is to discuss your upcoming vote regarding the proposed First Union-Wachovia merger.

I have enclosed important information on the competing proposals from both SunTrust and First Union. I urge you to review these materials before making your decision.

SunTrust believes that its proposal is superior to First Union's and more closely aligned with the interests of Wachovia's shareholders, customers, employees and communities. In our view, this would mean:

o A simpler and better dividend, with growth every year since the company was founded.

o A stronger currency, with better long-term shareholder returns and a better record of earnings growth.

o Less integration risk, with approximately half the number of branch closings and 3,000 fewer staff reductions than expected under First Union's proposed merger.

This is all spelled out in the attached materials. Also, updated information on our merger proposal is available by contacting me directly at [PHONE NUMBER], visiting our website, www.suntrustwachoviaproposal.com, or calling Innisfree M&A at 1-877-750-9501 (8 a.m. to 6 p.m. Eastern, Monday through Friday).

Thank you for your consideration. Should we ultimately complete a merger with Wachovia, I look forward to welcoming you as a SunTrust shareholder.

Sincerely,



P.S. Don't forget to sign, date and return your BLUE proxy card immediately to vote "AGAINST" the First Union merger.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).